Farmers National Bank

Incentive Compensation Program

(As in Effect January 2010)

Summary Plan Description

January 2010

Objective: It is Farmers National Bank’s objective to provide an equitable corporate-wide incentive that awards individual and team effort in meeting or exceeding sales and income goals and assists in the retention of key associates.

Overview: Four key performance measures will be used throughout the organization. These measures, Client Service Quality, Balance Sheet Quality/Risk Management, Profitability, and Growth were chosen because they reflect the results of our performance. They are used in all areas of the organization to focus associates on common goals and to assist in building partnerships across all business units and affiliates. All of these goals can be measured effectively and tracked to provide frequent feedback on progress.

Participants: Eligible full-time and part-time, regular, non-commissioned based associates of Farmers National Bank.

Opportunity Levels: An individual’s incentive compensation level is determined by the associate’s title and functional responsibility as well as external market competitiveness as determined through extensive surveys. The following targets apply to the following groups, unless the Participant’s group has specified different or additional criteria as approved by the Senior Compensation Committee:

Level 1: Target of 25% of base salary-generally reserved for those with middle management responsibilities. Examples: Branch Managers, DSM’s, Credit Operations/Administration Manager; Special Asset Manager; Retail operations/Administration Manager.

Level 2: Target of 30% for certain middle to senior management positions having significant functional responsibilities. Head of HR, Head of Marketing, Head of IT, Head of Retail and Head of Credit

Level 3: Farmers National Bank Executives

Performance Goals: Performance goals may be set in any of five general categories:

Corporate goals, which reflect, measured results for the corporation and therefore emphasize teamwork and cooperation among all Participants.

District goals, which reflect the measured results for a region.

Branch goals, which reflect the measured results for a district and therefore focus on results of a specific district.

Group goals, which reflect the measured results for a group and therefore focus on results of a specific group.

Individual goals, which reflect the measured results of personal results by a single Participant.

Each Participant’s total opportunity can be based on any of the above types of goals selected by Senior Compensation Committee. The mix and weighting of the types of goals and/or their use in determining awards need not be the same for all Participants or any group of Participants.

Goal Achievement: Goals will have three general levels of achievement. Award opportunities for results achieved between these levels will be interpolated. All goals and opportunity levels shall be reviewed and established in light of existing economic conditions and the company’s then existing strategic objectives so that the Program retains its purpose of motivating and rewarding employees for producing those realistic focused results.

1.	Program “Entry” (describes the minimum result necessary to generate an incentive award). A minimum of 80% is of target is required to receive any payment for that metric.

2.	Program “Target” (a.k.a. “goal”) describes a stretch goal that is set in conjunction with the company’s business plan.

3.	Program “Maximum” describes outstanding results for which the maximum available incentive awards will be payable.

Linkage has been created between the goals to ensure concentration on all of the performance measures. Performance under 50% of any goal will offset total payout. (except in funded scorecards)*

*a funded score card is when the funding vehicle is base on specific funding vehicles like fees, revenue, etc. and will be limited to the funded amount in total award given.

“Uncapped” goals and results are available to employee groups meeting the following criteria: must be able to measure relationship between profit produced and incentive paid (revenue, volume, quantity, quality, margin, etc.)

Administrative Authorities: The Senior Compensation Committee of Farmers National Bank, is responsible for administration of the Program, with oversight by the Compensation Committee of the Board, and is authorized to:

Determine individuals’ eligibility to participate and to receive incentive compensation payments;

Approve payments under the Program and adjust accordingly if overpayments occur as a result of quarterly progress payments; Interpret and apply the language of this document in individual situations and resolve any ambiguities; and, Approve continuation of the Program from year to year and substantive modifications to the Program language.

Program Year: The incentive compensation program operates on a Calendar-year basis (January 1 through December 31) and will be reviewed or modified, as appropriate, annually.

Payment Timing: This program will make quarterly payments 6 weeks following the quarter end and provides incentive compensation for associates who meet or exceed the defined goals of the program. Senior level and “C” level awards will be annual and paid 6 weeks following year end.

Adjusting of Goals: Goals may be adjusted during the Program Year by the by the Senior Compensation Committee for circumstances such as restructuring, acquisitions, and General Ledger reclassifications. The Senior Compensation Committee also may adjust forecasts if unforeseen negative events affecting performance should occur. Changes to goals will be infrequent. The approval of the Senior Compensation Committee is required to make any changes.

“Windfalls”: The Senior Compensation Committee reserves the right to adjust the credit on unusual transactions (“Windfalls”), in its sole discretion, to reflect more appropriately the amount of effort involved. The possibility of such an adjustment will be communicated as soon as the circumstances are evident to management

Tracking and Reporting: All tracking and reporting at Farmers National Bank will be administered in conjunction with the CFO and the Director of HR. Tracking and reporting will be communicated on a frequent basis.

Partial-Year Participation for New Employees, Leaves of Absence, Transfers, and Retirees: The Program is predicated on quarterly effort and eligible Participant incentives will be based on actual results. In order to be eligible to receive incentive compensation, a Participant must have been employed during the incentive period and remain continuously employed until the date in which incentives are paid – typically in 6 weeks following quarter end. However, certain exceptions may apply, as described below, or as approved by the Senior Compensation Committee.

New Hires: Associates are eligible for participation in the Incentive Compensation Program as soon as they are assigned to an eligible position. Their quarter-end incentive earnings will be based on actual, eligible compensation received during the Program Year.

Leave of absence: An Associate may be eligible to participate in the Incentive Compensation Program for a Program Year during which he or she takes a leave of absence. However, neither short-term nor long-term disability earnings will be included in Eligible Earnings.

Transfers: Transfers make the Participant eligible for prorated incentive compensation. If an associate transfers to another department and/or region (within the same affiliate or another affiliate), or changes positions resulting in an incentive level change and/or incentive model change-at any time throughout the Program Year, his/her incentive compensation under this Incentive Compensation Program will be prorated based on quarter-end results.

Retirees: A retiree is eligible for incentive compensation for the Program Year in which he or she retires, based on Eligible Earnings for that Year. The Senior Compensation Committee may determine to make an incentive compensation payment to a participant who retires during the year and: (i) has received a performance rating of at least a 3, (ii) has attained age 55 with at least 10 years of service with the company, or age 65 with at least 5 years of service with the Company, and (iii) is not entitled to receive severance payments.

Program Continuation: Farmers National Bank’s management intends that this Program, in current or modified form will be continued from year to year. Continuation will be formally evaluated at the conclusion of each Program Year. Management may decide to discontinue the Program any time it no longer serves the Company’s interests; however, a decision to discontinue the Program shall not affect incentive amounts earned in the just concluded Program Year, but not yet paid.

Eligible Earnings: Eligible Earnings include base salary and overtime earnings. It excludes Farmers National Bank’s awards, bonuses, commissions, skill-based pay, and short-term disability earnings. Base salary and overtime earned during a period of non-performance, performance while under a performance plan (at the “1” or “2”rating) are not considered Eligible Earnings for the year-end calculation.

Employment Status: Nothing in this Program shall change the normal employee/employer relationship or be interpreted as a guarantee of continued employment. Nor shall the payment of incentive compensation awards be construed as an indication that over-all job performance is satisfactory.

Tax Withholding: All applicable income, payroll and other taxes will be withheld from incentive compensation payments.

Employer-Specific Criteria: An associate with in Farmers National Bank may specify in writing, with the approval of the Senior Compensation Committee, additional or different criteria for eligibility to participate, Eligible Earnings, plan administration and applicable formulas.

The Compensation Committee: The Senior Compensation Committee shall consist of the CEO, COO, CFO, Director of Retail and Senior Lender and is not to be confused with the Compensation Committee of the Board who will review the compensation and awards to the CEO, COO and CFO.